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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 7, 2003

                           COMMUNITY BANK SYSTEM, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-11716                    16-1213679
----------------------------   ------------------------      -------------------
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)

  5790 Widewaters Parkway, DeWitt, New York 13214                   13214
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     (Address of Principal Executive Offices)                    (Zip code)

                        ---------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Effective as of June 7, 2003, Community Bank System, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Grange National Banc Corp., a financial holding company based in Tunkhannock, Pennsylvania ("Grange"). Pursuant to the Merger Agreement, subject to the satisfaction of a number of conditions, Grange will merge (the "Merger") with and into the Company, with the Company being the surviving corporation, to create a bank holding company with consolidated assets of approximately $3.7 billion. Following the Merger, the Company expects to merge Grange's bank subsidiary, Grange National Bank ("Grange National Bank"), with and into the Company's bank subsidiary, Community Bank, N.A. (the "Bank"), with the Bank being the continuing bank.

         Through its 12 banking offices in Bradford, Susquehanna, Wyoming, Lackawanna and Luzerne Counties in Pennsylvania, Grange National Bank offers commercial and consumer banking, trust and insurance services and products. At March 31, 2003, Grange had approximately $278 million in total assets, $216 million in total deposits, $154 million in total net loans and shareholders' equity of $26 million. Grange's common stock ("Grange Common Stock") is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (File No. 000-13664). Accordingly, Grange files reports, statements and other information with the Securities and Exchange Commission (the "Commission"), which contain additional information concerning Grange. These reports, statements and other information are available from the Commission.

         Each share of Grange Common Stock issued and outstanding at the time the Merger is consummated will be converted into (i) $42.50 in cash (the "Cash Consideration"), (ii) a number of shares of the Company's common stock (the "Company Common Stock") equal to one share multiplied by the Exchange Ratio (as defined below), and cash in lieu of fractional shares, if any (the "Stock Consideration"), or (iii) a combination of both, whereby 70% and 30% of the shares of Grange Common Stock held by each holder will be converted into the right to receive the Stock Consideration and Cash Consideration, respectively. If the average closing sale price of Company Common Stock over the 20 trading-day period immediately prior to the Merger, as reported on the New York Stock Exchange (the "Average Market Price"), is between $29.88 and $40.43, then the exchange ratio for the Merger (the "Exchange Ratio") will be fixed at 1.209. However, if the Average Market Price is greater than $40.43, the Exchange Ratio will be adjusted to a quotient (rounded to the nearest one-thousandth of a dollar) obtained by dividing $48.88 by the Average Market Price. On the other hand, if the Average Market Price is less than $29.88, the Exchange Ratio will be adjusted to a quotient (rounded to the nearest one-thousandth of a dollar) obtained by dividing $36.13 by the Average Market Price.

         Each holder of Grange Common Stock will be entitled to make an election of the type of consideration that such holder desires to receive in the Merger, subject to certain pro ration and allocation mechanisms outlined in the Merger Agreement which are designed to ensure that (i) no more than 70% of the issued and outstanding shares of common stock of Grange will be converted into the right to receive the Stock Consideration, and (ii) at least 30%, but no more than 45%, of the issued and outstanding shares of Grange Common Stock will be converted into the right to receive the Cash Consideration.

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 The Company also agreed to assume outstanding stock options to purchase shares of Grange Common Stock, all of which options will be accelerated and be immediately exercisable in full upon consummation of the Merger. Based on the number of shares of Grange Common Stock and stock options issued and outstanding on June 7, 2003, assuming that the Exchange Ratio will be 1.209 and that 70% of the issued and outstanding shares of Grange Common Stock will be converted into the right to receive shares of the Company Common Stock in the Merger, the Company is expected to issue approximately 1.38 million shares of Company Common Stock, pay an aggregate of approximately $20.9 million in cash, and assume options to purchase approximately 233,000 shares of Company Common Stock upon consummation of the Merger. The Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         In the Merger Agreement, the Company agreed to elect two individuals, to be designated by Grange's Board of Directors, to the Boards of Directors of the Company and the Bank. It is a condition to closing that Thomas A. McCullough, President and Chief Executive Officer of Grange, enters into an employment agreement with the Company, pursuant to which Mr. McCullough will serve as its President, Pennsylvania Banking, and manage all of the Company's post-merger banking business in Northeastern Pennsylvania, including the 13 First Liberty Bank and Trust branches currently operated by the Company. The Company also agreed to establish an advisory board, consisting of the current directors of Grange (other than any director who will serve on the Company's Board of Directors after the Merger) who agree to serve in such capacity following the Merger and Sanford A. Belden, President and Chief Executive Officer of the Company, to advise the Company on matters relating to the markets previously served by Grange.

         In connection with the execution and delivery of the Merger Agreement, each director of Grange has agreed to enter into an agreement which requires him or her to vote in favor of the approval of the Merger Agreement and the Merger all of the shares of Grange Common Stock that he or she is entitled to vote.

         Consummation of the Merger is subject to a number of conditions, including the receipt of regulatory approvals and the approval of the shareholders of Grange. The stockholders of the Company will not be asked to approve the Merger. Subject to the satisfaction of all conditions, the parties are working to complete the Merger in the fourth quarter of 2003.

         The foregoing descriptions of and references to all of the above-mentioned agreements are qualified in their entirety by reference to the complete texts of the agreements that are filed herewith and incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

Exhibit No.                                                              Description
-----------                                                              -----------
   2.1                     Agreement and Plan of Merger, dated as of June 7, 2003, by and between Community Bank System, Inc. and
                           Grange National Banc Corp.

  99.1                     Form of Voting Agreement, dated as of June 7, 2003, by and between Community Bank System, Inc. and directors and executive officers of Grange National Banc Corp.

  99.2                     Joint Press Release, dated June 9, 2003, issued by Community Bank System, Inc. and Grange National Banc
                           Corp. (1)

  99.3                     Investor Conference Call Presentation Slides, dated June 9, 2003, used by Community Bank System, Inc. (2)

----------------------------

(1) Incorporated herein by reference to a copy thereof filed by Community Bank System, Inc. on June 9, 2003, pursuant to Rule 425 under the Securities Act of 1933, as amended.

(2) Incorporated herein by reference to a copy thereof filed by Community Bank System, Inc. on June 10, 2003, pursuant to Rule 425 under the Securities Act of 1933, as amended.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                COMMUNITY BANK SYSTEM, INC.

                                By: /s/ Sanford A. Belden
                                    ----------------------
                                    Name: Sanford A. Belden
                                    Title: President and Chief Executive Officer